Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
617-444-3913	617-274-7130
jyoung@akamai.com	tbarth@akamai.com

AKAMAI REPORTS RECORD FOURTH QUARTER 2014 AND
FULL-YEAR 2014 FINANCIAL RESULTS

Fourth Quarter Highlights

•	Revenue of $536 million, up 23% year-over-year, and up 25% adjusted for foreign exchange

•	GAAP net income of $97 million, up 21% year-over-year, or $0.54 per diluted share, up 23% year-over-year

•
Non-GAAP net income* of $127 million, or $0.70 per diluted share, up 27% year-over-year (includes $9 million, or $0.05 per diluted share, tax benefit from the reinstatement of the federal R&D tax credit)

Full-Year Highlights

•	Revenue of $1,964 million, up 24% year-over-year, and up 25% adjusted for foreign exchange

•	GAAP net income of $334 million, or $1.84 per diluted share, up 14% year-over-year

•	Non-GAAP net income* of $449 million, up 22% year-over-year, or $2.48 per diluted share, up 23% year-over-year

CAMBRIDGE, Mass. – February 10, 2015 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading provider of cloud services for delivering, optimizing and securing online content and business applications, today reported financial results for the fourth quarter and full-year ended December 31, 2014. Revenue for the fourth quarter of 2014 was $536 million, a 23% increase over fourth quarter 2013 revenue of $436 million, and a 25% increase when adjusted for foreign exchange. Total revenue for 2014 was $1,964 million, a 24% increase over 2013 revenue of $1,578 million, and a 25% increase when adjusted for foreign exchange.

“Akamai’s strong fourth quarter performance capped off a record year on both the top and bottom line,” said Dr. Tom Leighton, CEO of Akamai.  “Our strong revenue results continued to be driven by solid performance across all our geographies and all of our major product lines, with very strong growth coming from our Security and Media products. As we look forward to 2015, we expect to continue investing in the business with the goals of building out our network, expanding sales capacity, deepening channel relationships and accelerating innovation to help our customers secure and grow their on-line businesses.”

GAAP net income for the fourth quarter of 2014 was $97 million, or $0.54 per diluted share, an increase from prior quarter's GAAP net income of $91 million, and a 21% increase over fourth quarter 2013 GAAP net income of $80 million, or $0.44 per diluted share. Full-year GAAP net income for 2014 was $334 million, or $1.84 per diluted share, a 14% increase from 2013 GAAP net income of $293 million, or $1.61 per diluted share.

Non-GAAP net income* for the fourth quarter of 2014 was $127 million, or $0.70 per diluted share, an increase from the prior quarter's non-GAAP net income of $111 million, or $0.62 per diluted share, and a 27% increase over fourth quarter 2013 non-GAAP net income of $100 million, or $0.55 per diluted share. Full-year non-GAAP net income* was $449 million, or $2.48 per diluted share, a 22% increase over 2013 non-GAAP net income of $367 million, or $2.02 per diluted share.

GAAP and non-GAAP net income results for the fourth quarter include a $9 million, or $0.05 per diluted share, benefit from the reinstatement of the federal R&D tax credit, which was retroactive to January 1, 2014.

Adjusted EBITDA* for the fourth quarter of 2014 was $232 million, an increase from the prior quarter's Adjusted EBITDA of $213 million, and also up from $192 million in the fourth quarter of 2013. Adjusted EBITDA margin* for the fourth quarter of 2014 was 43%, consistent with the prior quarter and down one percentage point from the same period last year. Adjusted EBITDA* for the full-year 2014 was $853 million, an increase from the prior year's Adjusted EBITDA* of $697 million. Full-year adjusted EBITDA margin* in 2014 was 43%, down a point from the prior year.

GAAP income from operations for the fourth quarter of 2014 was $136 million, an increase from the prior quarter's GAAP income from operations of $120 million, and up from $116 million in the fourth quarter of 2013.  GAAP operating margin for the fourth quarter of 2014 was 25%, up one percentage point from the prior quarter and down two percentage points from the same period last year. GAAP income from operations for the full-year 2014 was $490 million, an increase from the prior year's GAAP income from operations of $414 million. GAAP operating margin for the full-year 2014 was 25%, down one percentage point from the prior year.

Non-GAAP income from operations* for the fourth quarter of 2014 was $175 million, an increase from the prior quarter's non-GAAP income from operations of $158 million, and up from $149 million in the fourth quarter of 2013. Non-GAAP operating margin* for the fourth quarter of 2014 was 33%, up one percentage point from the prior quarter and down one percentage point from the same period last year. Non-GAAP income from operations* for the full-year 2014 was $648 million, an increase from the prior year's non-GAAP income from operations of $542 million. Non-GAAP operating margin* for the full-year 2014 was 33%, down one percentage point from the prior year.

Cash from operations for the fourth quarter of 2014 was $196 million, or 36% of revenue, and for the full year was $658 million, or 34% of revenue. At the end of the fourth quarter of 2014, the Company had $1.6 billion of cash, cash equivalents and marketable securities.

Share Repurchase Program
During the fourth quarter of 2014, under the share repurchase program authorized by the Board of Directors in October 2013, the Company spent $42 million to repurchase 0.7 million shares of its common stock, at an average price of $59.76 per share. During 2014, the Company spent $269 million to repurchase 4.6 million shares of its common stock, at an average price of $58.02 per share.

The Company had approximately 178 million shares of common stock outstanding as of December 31, 2014.

*See Use of Non-GAAP Financial Measures below for definitions.

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-270-6057 (or 1-617-213-8891 for international calls) and using passcode No. 25648246. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 43260496.

About Akamai
Akamai® is the leading provider of cloud services for delivering, optimizing and securing online content and business applications.  At the core of the Company's solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise.  Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud.  To learn more about how Akamai is accelerating the pace of innovation in a hyperconnected world, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$238,650	$333,891
Marketable securities	519,642	340,005
Accounts receivable, net	329,578	271,988
Prepaid expenses and other current assets	128,981	62,096
Deferred income tax assets	45,704	21,734
Current assets	1,262,555	1,029,714
Property and equipment, net	601,591	450,287
Marketable securities	869,992	573,026
Goodwill and acquired intangible assets, net	1,183,706	834,797
Deferred income tax assets	1,955	2,325
Other assets	81,747	67,536
Total assets	$4,001,546	$2,957,685
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$282,098	$224,095
Other current liabilities	51,913	39,071
Current liabilities	334,011	263,166
Deferred income tax liabilities	39,299	4,737
Convertible senior notes	604,851	—
Other liabilities	78,050	60,351
Total liabilities	1,056,211	328,254
Stockholders' equity	2,945,335	2,629,431
Total liabilities and stockholders' equity	$4,001,546	$2,957,685

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenue	$536,295	$498,042	$435,980	$1,963,874	$1,577,922
Costs and operating expenses:
Cost of revenue (1) (2)	163,201	158,812	133,951	610,943	511,087
Research and development (1)	32,417	32,583	26,520	125,286	93,879
Sales and marketing (1)	110,293	96,215	82,054	379,035	280,380
General and administrative (1) (2)	85,899	81,905	71,853	325,845	255,218
Amortization of acquired intangible assets	8,403	8,403	4,894	32,057	21,547
Restructuring (benefits) charges	—	(115)	952	1,189	1,843
Total costs and operating expenses	400,213	377,803	320,224	1,474,355	1,163,954
Income from operations	136,082	120,239	115,756	489,519	413,968
Interest income	2,291	2,010	1,534	7,680	6,077
Interest expense	(4,524)	(4,482)	—	(15,463)	—
Other income (expense), net	8	(188)	(395)	(1,960)	(491)
Income before provision for income taxes	133,857	117,579	116,895	479,776	419,554
Provision for income taxes	36,750	26,424	36,546	145,828	126,067
Net income	$97,107	$91,155	$80,349	$333,948	$293,487

Net income per share:
Basic	$0.55	$0.51	$0.45	$1.87	$1.65
Diluted	$0.54	$0.50	$0.44	$1.84	$1.61

Shares used in per share calculations:
Basic	178,144	178,186	178,758	178,279	178,196
Diluted	180,910	180,955	182,258	181,186	181,783

(1) Includes stock-based compensation (see supplemental table for figures)
(2) Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Cash flows from operating activities:
Net income	$97,107	$91,155	$80,349	$333,948	$293,487
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,763	67,415	49,976	247,406	184,431
Stock-based compensation	27,196	28,008	23,673	111,996	95,884
Provision for doubtful accounts	464	1,053	280	1,981	1,169
Excess tax benefits from stock-based compensation	(8,280)	(4,297)	(4,649)	(32,238)	(22,801)
(Benefit) provision for deferred income taxes	(36,502)	(11,218)	27,343	(25,880)	27,343
Amortization of debt discount	4,524	4,482	—	15,463	—
(Gain) loss on disposal of property and equipment	(484)	287	429	(159)	414
Gain from divestiture of a business	—	—	—	—	(1,188)
Noncash portion of restructuring charges	—	—	781	—	781
Loss on investments	50	—	—	443	—
Change in fair value of contingent consideration	—	—	—	300	—
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(8,184)	(8,959)	(15,863)	(58,397)	(67,184)
Prepaid expenses and other current assets	(38,442)	(9,348)	5,424	(60,788)	(3,842)
Accounts payable and accrued expenses	57,822	15,417	(3,197)	94,698	40,533
Deferred revenue	37	2,938	504	7,725	11,495
Other current liabilities	1	(2,122)	20	(702)	52
Other non-current assets and liabilities	32,469	(1,529)	6,662	22,274	3,334
Net cash provided by operating activities	195,541	173,282	171,732	658,070	563,908
Cash flows from investing activities:
Cash paid for acquired businesses, net of cash acquired	—	—	(3,237)	(386,532)	(30,657)
Purchases of property and equipment and capitalization of internal-use software costs	(92,320)	(71,782)	(62,335)	(318,627)	(260,073)
Purchases of short- and long-term marketable securities	(157,211)	(204,607)	(91,329)	(1,225,409)	(494,885)
Proceeds from sales and maturities of short- and long-term marketable securities	114,595	93,300	130,433	746,017	475,135
Proceeds from the sale of property and equipment	569	218	66	1,371	827
Other non-current assets and liabilities	(2,046)	4,976	(135)	4,374	(3,455)
Net cash used in investing activities	(136,413)	(177,895)	(26,537)	(1,178,806)	(313,108)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Year Ended
(in thousands)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Cash flows from financing activities:
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	—	—	678,735	—
Proceeds from the issuance of warrants	—	—	—	77,970	—
Payment for bond hedge	—	—	—	(101,292)	—
Repayment of acquired debt and capital leases	—	—	—	(17,862)	—
Payment of contingent consideration related to acquired business	—	(1,575)	—	(1,575)	—
Proceeds from the issuance of common stock under stock plans	11,748	17,362	9,289	87,109	63,707
Excess tax benefits from stock-based compensation	8,280	4,297	4,649	32,238	22,801
Employee taxes paid related to net share settlement of stock-based awards	(7,444)	(8,957)	(12,773)	(50,649)	(41,332)
Repurchases of common stock	(42,134)	(39,022)	(48,011)	(268,647)	(160,419)
Net cash used in financing activities	(29,550)	(27,895)	(46,846)	436,027	(115,243)
Effects of exchange rate changes on cash and cash equivalents	(5,267)	(7,318)	527	(10,532)	(3,655)
Net increase (decrease) in cash and cash equivalents	24,311	(39,826)	98,876	(95,241)	131,902
Cash and cash equivalents at beginning of period	214,339	254,165	235,015	333,891	201,989
Cash and cash equivalents at end of period	$238,650	$214,339	$333,891	$238,650	$333,891

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND ADJUSTED EBITDA

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Income from operations	$136,082	$120,239	$115,756	$489,519	$413,968
Amortization of acquired intangible assets	8,403	8,403	4,894	32,057	21,547
Stock-based compensation	27,196	28,008	23,673	111,996	95,884
Amortization of capitalized stock-based compensation	2,845	3,556	1,974	10,345	8,077
Amortization of capitalized interest expense	98	45	—	161	—
Acquisition-related costs	353	270	1,266	4,807	1,853
Legal settlements	285	—	—	285	—
Restructuring (benefits) charges	—	(115)	952	1,189	1,843
Benefit from adoption of software development activities	—	(2,670)	—	(2,670)	—
Gain from divestiture of a business	—	—	—	—	(1,188)
Operating adjustments	39,180	37,497	32,759	158,170	128,016
Non-GAAP income from operations	$175,262	$157,736	$148,515	$647,689	$541,984
Non-GAAP operating margin	33%	32%	34%	33%	34%

Net income	$97,107	$91,155	$80,349	$333,948	$293,487
Operating adjustments (from above)	39,180	37,497	32,759	158,170	128,016
Amortization of debt discount and issuance costs	4,524	4,482	—	15,463	—
Loss on investments	50	—	—	443	—
Income tax-effect of above non-GAAP adjustments	(13,869)	(21,771)	(13,233)	(59,202)	(54,124)
Non-GAAP net income	126,992	111,363	99,875	448,822	367,379

Depreciation and amortization	56,417	55,411	43,108	204,843	154,807
Interest income	(2,291)	(2,010)	(1,534)	(7,680)	(6,077)
Other (income) expense, net	(58)	188	395	1,517	491
Provision for GAAP income taxes	36,750	26,424	36,546	145,828	126,067
Income tax-effect of above non-GAAP adjustments	13,869	21,771	13,233	59,202	54,124
Adjusted EBITDA	$231,679	$213,147	$191,623	$852,532	$696,791
Adjusted EBITDA margin	43%	43%	44%	43%	44%

Non-GAAP net income per share:
Basic	$0.71	$0.62	$0.56	$2.52	$2.06
Diluted	$0.70	$0.62	$0.55	$2.48	$2.02

Shares used in non-GAAP per share calculations:
Basic	178,144	178,186	178,758	178,279	178,196
Diluted	180,910	180,955	182,258	181,186	181,783

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL FINANCIAL DATA

	Three Months Ended			Year Ended
(in thousands, except end of period statistics)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenue by solution category:
Media Delivery Solutions	$250,132	$230,576	$207,475	$911,715	$757,147
Performance and Security Solutions	239,660	224,169	192,172	879,221	690,559
Service and Support Solutions	46,503	43,297	36,333	172,938	128,087
Advertising Decision Solutions and other	—	—	—	—	2,129
Total revenue	$536,295	$498,042	$435,980	$1,963,874	$1,577,922

Stock-based compensation:
Cost of revenue	$3,033	$3,030	$2,637	$11,934	$10,867
Research and development	4,824	4,979	4,653	19,341	17,472
Sales and marketing	12,132	12,110	10,012	47,570	39,290
General and administrative	7,207	7,889	6,371	33,151	28,255
Total stock-based compensation	$27,196	$28,008	$23,673	$111,996	$95,884

Depreciation and amortization:
Network-related depreciation	$45,433	$44,617	$35,066	$165,211	$128,194
Other depreciation and amortization	10,984	10,794	8,042	39,632	26,613
Depreciation of property and equipment	56,417	55,411	43,108	204,843	154,807
Capitalized stock-based compensation amortization	2,845	3,556	1,974	10,345	8,077
Capitalized interest amortization	98	45	—	161	—
Amortization of acquired intangible assets	8,403	8,403	4,894	32,057	21,547
Total depreciation and amortization	$67,763	$67,415	$49,976	$247,406	$184,431

Capital expenditures:
Purchases of property and equipment	$66,285	$47,034	$42,751	$223,565	$183,146
Capitalized internal-use software development costs	31,630	31,466	20,118	116,062	75,234
Capitalized stock-based compensation	3,649	3,850	3,073	15,226	12,325
Capitalized interest expense	680	679	—	2,193	—
Total capital expenditures*	$102,244	$83,029	$65,942	$357,046	$270,705

Net increase in cash, cash equivalents and marketable securities	$66,525	$69,357	$60,403	$381,362	$151,682

End of period statistics:
Number of employees	5,105	4,858	3,908
Number of deployed servers	170,295	161,273	147,468

* See Use of Non-GAAP Financial Measures below for a definition

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains that may be infrequent, unusual in nature and not reflective of Akamai's ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Akamai's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees and executives, the expense varies with changes in the stock price and market conditions at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation in order to better understand the performance of Akamai's core business performance and to be consistent with the way investors evaluate its performance and comparison of its operating results to peer companies.

•
Acquisition-related costs – Acquisition-related costs include transaction fees, due diligence costs and other one-time direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amount of contingent consideration associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of its acquisition transactions.

•
Restructuring (benefits) charges – Akamai has incurred restructuring (benefits) charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from non-GAAP financial measures when evaluating its continuing business performance as such items are not consistently recurring and do not reflect expected future operating expense, nor provide meaningful insight into the fundamentals of current or past operations of its business.

•
Benefit from adoption of software development activities – Akamai recognized a benefit to non-income-related tax expense associated with the adoption of software development activities.  Akamai excluded this item from its non-GAAP financial measures because transactions of this nature occur infrequently and are not considered part of Akamai’s core business operations.

•
Gains and other activity related to divestiture of a business – Akamai recognized a gain and other activity related to the divestiture of its Advertising Decision Solutions business. Akamai excludes gains and other activity related to divestiture of a business from non-GAAP financial measures because transactions of this nature occur infrequently and are not considered part of Akamai's core business operations.

•
Amortization of debt discount and issuance costs and amortization of capitalized interest expense – Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rate of the convertible senior notes was approximately 3.2%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, thereby reducing the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt which are recorded as an asset in the consolidated balance sheet. All of Akamai's interest expense is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not indicative of ongoing operating performance.

•
Loss on investments and legal settlements – Akamai has incurred losses from the impairment of certain investments and the settlement of legal matters. Akamai believes excluding these amounts from non-GAAP financial measures is useful to investors as they occur infrequently, are not representative of Akamai's core business operations or meaningful in evaluating Akamai’s business results.

•
Income tax-effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or release of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to more properly reflect the income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; restructuring (benefits) charges; acquisition-related costs; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-effected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; restructuring (benefits) charges; acquisition-related costs; certain gains and losses on investments; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transaction entered into in connection with the issuance of $690 million of convertible senior notes due 2019. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transaction and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of net income per share. Until Akamai's weighted average stock price is greater than $89.56, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; restructuring (benefits) charges; acquisition-related costs; certain gains and losses on investments; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; foreign exchange gains and losses; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures – Purchases of property and equipment, capitalization of internal-use software development costs, capitalization of stock-based compensation and capitalization of interest expense.

Impact of Foreign Currency Exchange Rates on Revenue – Revenue from international operations has historically been an important contributor to Akamai's total revenue. Consequently, Akamai's revenue results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of Akamai's foreign subsidiaries weaken, consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue enhances the understanding of revenue results and evaluation of performance in comparison to prior periods. The information presented is calculated by translating current period results using the same average foreign currency exchange rates per month from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about future business plans and opportunities. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, effects of increased competition including potential failure to maintain the prices we charge for our services and loss of significant customers; failure of the markets we address or plan to address to develop as we expect or at all; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; a failure of Akamai's services or network infrastructure; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai's expectations and beliefs as of the date of this press release.  Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change.  However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.